EXHIBIT 10.15

                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (the "Memorandum") constitutes a statement of the mutual understanding between the following parties:

ALTAIR NANOMATERIALS, INC having an office at 204 Edison Way, Reno, NV 89502 (hereinafter referred to as "Altair"); and

Hosokawa Nano Particle Technology Center (USA) an unincorporated division of Hosokawa Micron International Inc., having an office at 10 Chatham Road, Summit, NJ 07901 (hereinafter referred to "Hosokawa").

The  parties  are   hereinafter   referred  to  singularly  as  a  "Party,"  and
collectively as the "Parties," as the context requires.

This Memorandum describes certain efforts to be undertaken by the Parties in exploring the possibility of their collaboration for the purpose of:

         o developing and using their combined technical advantage to secure a commercial position in the developing technologies and markets that utilize nano materials (defined as materials that average 100 nm or less in diameter) in the electrodes of electrochemical devices including batteries, capacitors, and supercapacitors, and,

         o strengthening the technical and market position of the Parties by combining technological and financial strengths, and existing manufacturing capabilities as they apply to enhanced nano sized anode and cathode materials made or proposed to be made by Altair and treated or coated by Hosokawa and,

         o    exploring  and   utilizing   funding  of   development   work  and
              commercialization activities including erection of dedicated facilities to supply commercial quantities of treated or coated nano sized cathode and anode materials for use in electrochemical devices.

Except for the initial test of the combined technologies as described in item one (1) below, neither party shall be bound or restricted by any provision of this Memorandum with respect to the negotiation of a further definitive agreement, nor shall either Party have any obligation to enter into a definitive agreement with respect to the matters described herein. Binding commitments between the Parties with respect to licenses or commercial relationships described in sections 6 and 7 will result only from the execution of one or more binding, definitive agreements mutually acceptable to both parties, and will be subject to the conditions expressed therein, as well as the due diligence investigation of each Party, the receipt of all necessary governmental, regulatory and financing approvals, and compliance with the legal requirements of applicable jurisdictions.

Altair owns machinery and equipment with capability and intellectual property including patents and patent applications to manufacture nano-sized electrochemical cathode and anode materials including, but not limited to, LiTi4O12, LiMnO2, and LiCoO2. Hosokawa owns machinery and equipment with capability and intellectual property to apply particle coatings including, but not limited to, conductive graphite and carbon black to nano-sized electrochemical cathode and anode materials of the types manufactured by Altair.

Based on the foregoing, the Parties acknowledge and agree as follows:

         1. The Parties agree to fund a test of the performance of Altair's nano-sized Li4Ti5O12 coated by Hosokawa at two density levels with acetylene black (to be provided by Altair) in Rutgers University's proprietary assymetric hybrid supercapacitor prototype. The initial screening test of just two densities (which will be performed by Rutgers University ("Rutgers") at no charge to the Parties) will be followed by an optimization study using 3 commercial nano-sized carbon sources and applied at two density levels and 3 weight percentages of carbon coating (hereafter referred to as the "Initial Study") provided

         a. the Parties mutually agree that the performance of the first two carbon coated materials sufficiently demonstrates the merit of funding continuing studies;

         b. A contract is negotiated by and among Altair, Hosokawa and Rutgers, which provides for the protection of all the publication rights and IP interests of Altair and Hosokawa to their mutual satisfaction; and,

         c. Cost of this Initial Study to be paid to Rutgers for making prototype batteries and testing in total will not be in excess of $20,000 to be shared equally by Altair and Hosokawa. Both Parties will bear their own expenses for materials preparation, witnessing of tests, publication costs and other expenses associated with the initial screening test and Initial Study.

2. The Parties intend to explore and exploit means of funding the testing of additional materials prepared by the Parties and/or alternate battery configurations including but not limited to proprietary systems used by Rutgers, Xoliox/Ntera (now HPL) and Yardley Technical products and other commercial battery manufacturers. Such funding may be in the form of US Government grants or other sources of funding mutually acceptable to the Parties.

3. Any intellectual property utilized or developed by the Parties in the course of the Initial Study or any continuation, extension, expansion or development thereof shall be owned in accordance with the following:
         a) IP related to manufacturing methods for making nanomaterials owned by Altair and optimized for carbon coating shall remain the property of Altair; b) IP related to carbon coatings owned by Hosokawa and optimized for treatment of nanomaterials supplied by Altair shall remain the property of Hosokawa; and c) new IP derived from the joint work effort shall be owned jointly by both Parties.

4. The term of this Memorandum shall continue through January 1, 2005 unless earlier terminated as provided in section 5. The Parties agree to work together during the term of this Memorandum to commercialize applications that the Parties agree in writing are meritorious using their combined technologies related to coated nanomaterials of the type manufactured by Altair and coated by Hosokawa. During the term of this Memorandum neither Party will undertake any project based upon or reasonably deemed to be competitive with, the efforts of the Parties in performing the Initial Study and follow on work anticipated by this agreement..

5. Either Party may terminate this Memorandum if that Party determines, in its sole discretion, that meritorious applications of the combined technologies cannot be identified. Termination of this Memorandum will become effective 60 days after notice of termination is provided by the terminating Party. The termination of this Memorandum will not interfere with completion of other contracts or agreements that may have been entered into by the Parties prior to its termination.

6. Commercialization efforts may include preparation of materials, market introductions, and either or both Parties entering into contracts and subcontracts to best meet the needs of the new electrochemical device markets as they develop. In developing commercial application, as provided for above, it is understood that Altair will initially manufacture electrochemically active materials in their own manufacturing facilities and Hosokawa will apply coatings in their or related party manufacturing facilities for products to be delivered to third party customers under appropriate agreements.

7. If the Parties agree that the volume of materials required by the market is sufficient to warrant the construction of a research, development and production facility, the Parties will evaluate the prospects of developing a jointly-owned facility with each Party providing IP as required via licensing or cross-licensing arrangements, providing equity capital or equipment (to the extent determined by the providing Party) and arranging necessary debt financing to build and operate facilities to manufacture and provide materials to the electrochemical device industry as it develops. Such facilities may be operated by either Party, may be owned by an entity or enterprise owned by the Parties or may include additional partners or equity holders.

8. During the term of this Memorandum neither Party will enter into discussions or negotiations with third parties regarding exclusive licensing of the Party's technology for the purpose of making or selling carbon coated nano-sized electrochemical grade anode or cathode materials which are provided by a Party for the activities described in sections 1 and 4 without first notifying the other Party and providing the other Party a reasonable time period to initiate good faith negotiations regarding alterations to the arrangement contemplated by this Memorandum.

9. As stated in the preamble of this Memorandum, the parties recognize that they may be unable to agree on appropriate license fees, equitable evaluations of IP, or other considerations considered herein, and, except as expressly set forth in this Memorandum, neither Party is obligated to the other in any form if the Parties do not agree on definitive terms and agreements.

10.      Attached  hereto  as  exhibit  1  is  a  mutual   confidentiality   and
         non-disclosure agreement that shall be executed by the Parties simultaneous with the execution of this Memorandum and which shall be governed by its own terms and not by those of this Memorandum. The Parties agree that this Memorandum will not come into effect should the Parties fail to execute the mutual confidentiality and non-disclosure agreement. Notwithstanding the foregoing, it is agreed by the Parties that either Party may upon the Parties' execution of this Memorandum and mutual confidentiality and non-disclosure agreement, publicly disclose the existence of this Memorandum provided that a draft of the proposed disclosure relating to this Memorandum will be provided to the other Party not less than five business days prior to the release of such information.

IN WITNESS WHEREOF, the undersigned having full authority to bind a Party have executed this Memorandum as of the date written by their signature below.


Altair Nanomaterials, Inc.        Hosokawa Nano Particle Technology Center (USA)


Signature: /s/ Kenneth E. Lyon    Signature: /s/ C.C. Huang
          ----------------------            ------------------------
Name:     Kenneth E. Lyon        Name:      C.C. Huang


Title: _________________________  Title: ___________________________

Date:     2/13/04                 Date:     2/13/04